EXHIBIT 20.1

                 FINANCIAL STATEMENTS OF SULLAIR ARGENTINA, S.A.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Sullair Argentina Sociedad Anonima


     1. We have audited the accompanying consolidated balance sheets of Sullair Argentina Sociedad Anonima and its subsidiary Sullair San Luis Sociedad Anonima as of December 31, 1997 and 1996, and the related consolidated statements of income and of changes in shareholders' equity and in financial position (cash flows) for the years ended December 31, 1997, 1996 and 1995, all expressed in constant Argentine pesos--P$--through August 31, 1995 and in nominal pesos thereafter (see Note 1.2.). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     2. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.


     3. Accounting principles generally accepted in Argentina require companies with controlling financial interest in the other companies to present both parent company, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent company financial statements are not included. This procedure has been adopted for the convenience of the reader of the financial statements.


     4. In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Sullair Argentina Sociedad Anonima and its subsidiary Sullair San Luis Sociedad Anonima at December 31, 1997 and 1996, and the results of their operations, the changes in their shareholders' equity and the changes in their financial position (cash flows) for the years ended December 31, 1997, 1996 and 1995 in conformity with accounting principles generally accepted in Argentina.


     5. Accounting principles generally accepted in Argentina vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter (see Note 1.2.) for each of the three mentioned years, and the determination of consolidated shareholders' equity and financial position also expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter (see
Note 1.2.) at December 31, 1997, 1996 and 1995 to the extent summarized in Notes 10, 11, and 12 to the consolidated financial statements.


     6. The accompanying consolidated financial statements expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter include a column that gives effect to the translation into U.S. dollars of the balances at December 31, 1997, on the basis described in Note 1.2.(c). This translation should not be construed as representing that the peso amounts actually represent or have been, or could be, converted into U.S. dollars.



Buenos Aires, Argentina     PRICE WATERHOUSE & CO.
March 25, 1998              Daniel A. Lopez Lado (Partner)

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA



                          CONSOLIDATED BALANCE SHEETS


(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                       THEREAFTER--NOTE 1.2.)


                                                                       YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------
                                                                 1997            1997            1996
                                                            -------------   -------------   -------------
                                                                US$(1)                   P$
                                                            -------------   -----------------------------
ASSETS
CURRENT ASSETS
Cash and banks ..........................................       305,876         305,876         542,989
Accounts receivable (Note 2.a)) .........................    13,961,371      13,961,371      10,533,229
Other receivables (Note 2.b)) ...........................     2,321,217       2,321,217       4,694,592
Inventories (Note 2.c)) .................................    12,687,639      12,687,639      11,596,926
                                                             ----------      ----------      ----------
Total current assets ....................................    29,276,103      29,276,103      27,367,736
                                                             ----------      ----------      ----------
NON-CURRENT ASSETS
Other receivables (Note 2.d)) ...........................       657,658         657,658         657,658
Long-term investments (Note 2.e)) .......................       233,756         233,756         266,756
Property and equipment, net (Note 3) ....................    26,477,686      26,477,686      24,702,859
Other ...................................................        67,377          67,377          67,377
                                                             ----------      ----------      ----------
Total non-current assets ................................    27,436,477      27,436,477      25,694,650
                                                             ----------      ----------      ----------
Total assets ............................................    56,712,580      56,712,580      53,062,386
                                                             ==========      ==========      ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 2.f)) ............................    11,737,769      11,737,769      13,138,278
Short-term bank borrowings (Note 2.g)) ..................     6,613,730       6,613,730       8,311,896
Taxes payables ..........................................     1,059,209       1,059,209         181,630
Payroll and social security .............................       274,995         274,995         238,974
Advances from customers .................................       116,978         116,978         593,339
Other ...................................................            --              --         490,440
                                                             ----------      ----------      ----------
Total current liabilities ...............................    19,802,681      19,802,681      22,954,557
                                                             ----------      ----------      ----------
NON-CURRENT LIABILITIES
Long-term bank borrowings (Note 2.h)) ...................     5,342,376       5,342,376       3,560,501
                                                             ----------      ----------      ----------
Total non-current liabilities ...........................     5,342,376       5,342,376       3,560,501
                                                             ----------      ----------      ----------
Total liabilities .......................................    25,145,057      25,145,057      26,515,058
                                                             ----------      ----------      ----------
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARY ............................................           727             727             450
                                                             ----------      ----------      ----------
SHAREHOLDERS' EQUITY (as per related statement) .........    31,566,796      31,566,796      26,546,878
                                                             ----------      ----------      ----------
Total liabilities and shareholders' equity ..............    56,712,580      56,712,580      53,062,386
                                                             ==========      ==========      ==========

----------------
(1) See Note 1.2.c)

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA
                       CONSOLIDATED STATEMENTS OF INCOME

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)



                                                                            YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------------------------------
                                                            1997             1997             1996             1995
                                                      ---------------- ---------------- ---------------- ----------------
                                                           US$(1)                              P$
                                                      ---------------- --------------------------------------------------
Net sales, rentals and services (Note 2.j)) .........     57,322,289       57,322,289       39,368,237       35,297,551
Operating costs
 Cost of sales, rentals and services
   (Note 2.k)) ......................................    (44,086,860)     (44,086,860)     (29,151,402)     (28,096,627)
 Administrative expenses ............................     (1,830,707)      (1,830,707)      (1,446,250)      (1,222,513)
 Selling expenses ...................................     (3,205,862)      (3,205,862)      (2,763,704)      (2,707,561)
 Other ..............................................       (676,674)        (676,674)        (690,775)        (778,873)
                                                         -----------      -----------      -----------      -----------
Operating income ....................................      7,522,186        7,522,186        5,316,106        2,491,977
Non-operating income (expenses)
 Financial expenses (Note 2.l)) .....................     (1,118,454)      (1,118,454)      (1,545,224)        (925,601)
 Other non-operating income net
   (Note 7.a)) ......................................        629,000          629,000          681,521          628,734
                                                         -----------      -----------      -----------      -----------
Income before taxes, minority interest and
 extraordinary results ..............................      7,032,732        7,032,732        4,452,403        2,195,110
Income tax ..........................................     (2,012,537)      (2,012,537)      (1,128,499)        (300,578)
                                                         -----------      -----------      -----------      -----------
Income before minority interest and
 extraordinary results ..............................      5,020,195        5,020,195        3,323,904        1,894,532
Minority interest in results of
 consolidated subsidiaries ..........................           (277)            (277)            (172)            (161)
                                                         -----------      -----------      -----------      -----------
Net income before extraordinary results .............      5,019,918        5,019,918        3,323,732        1,894,371
                                                         -----------      -----------      -----------      -----------
Extraordinary results (Note 9)(2) ...................             --               --         (709,666)              --
                                                         -----------      -----------      -----------      -----------
Net income for the year .............................      5,019,918        5,019,918        2,614,066        1,894,371
                                                         ===========      ===========      ===========      ===========

----------------
(1) See Note 1.2.c).
(2) This amount includes P$349,537 (Gain) corresponding to the effect of income taxes.

     The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)



                                                                                   EARNINGS
                                                          ADJUSTMENTS     ---------------------------
                                                          TO CAPITAL                   UNAPPROPRIATED        TOTAL
                                            CAPITAL          STOCK          LEGAL         RETAINED       SHAREHOLDERS'
                                             STOCK      (NOTE 1.5. I))     RESERVE        EARNINGS          EQUITY
                                           ---------   ----------------   ---------   ---------------   --------------
At December 31, 1994 ...................    86,000          12,723         26,708        21,913,010       22,038,441
Net income for the year ................        --              --             --         1,894,371        1,894,371
                                            ------          ------         ------        ----------       ----------
At December 31, 1995 ...................    86,000          12,723         26,708        23,807,381       23,932,812
Net income for the year ................        --              --             --         2,614,066        2,614,066
                                            ------          ------         ------        ----------       ----------
At December 31, 1996 ...................    86,000          12,723         26,708        26,421,447       26,546,878
Net income for the year ................        --              --             --         5,019,918        5,019,918
                                            ------          ------         ------        ----------       ----------
At December 31, 1997 ...................    86,000          12,723         26,708        31,441,365       31,566,796
                                            ======          ======         ======        ==========       ==========
At December 31, 1997 in US$(1) .........    86,000          12,723         26,708        31,441,365       31,566,796
                                            ======          ======         ======        ==========       ==========

----------------
(1) See Note 1.2.c).

     The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                     CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)



                                                                              YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------------------------
                                                               1997            1997             1996             1995
                                                         --------------- --------------- ----------------- ---------------
                                                              US$(1)                            P$
                                                         --------------- -------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year ................................     5,019,918       5,019,918       2,614,066         1,894,371
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
  Depreciation .........................................     6,360,947       6,360,947       3,272,048         2,281,111
  Allowance for doubtful accounts ......................       300,176         300,176         307,633           527,235
  Minority interest ....................................           277             277             172               161
  Fixed assets disposals ...............................     1,526,084       1,526,084         658,570           966,698
  Taxes on income ......................................     2,012,537       2,012,537         778,962           300,578
  Financial and holding results on assets other than
    cash or cash equivalents and on liabilities ........      (163,833)       (163,833)        281,219         1,831,085
  Decrease (increase) in assets:
   Accounts receivable .................................    (3,699,866)     (3,699,866)     (5,097,293)          106,500
   Other receivables ...................................     2,643,375       2,643,375        (556,051)       (1,926,963)
   Other assets ........................................            --              --              (3)               34
   Inventories .........................................    (1,090,713)     (1,090,713)     (1,337,138)       (2,079,787)
  Increase (decrease) in liabilities:
   Accounts payable ....................................    (1,400,509)     (1,400,509)      5,554,258           385,394
   Payroll and social security .........................        36,021          36,021          14,062           (56,403)
   Other liabilities ...................................      (490,440)       (490,440)         12,143           452,310
   Taxes payable .......................................       848,287         848,287         (48,074)       (1,530,653)
   Advances from customers .............................      (476,361)       (476,361)       (106,140)          413,295
                                                            ----------      ----------      ------------      ----------
Cash provided by operations ............................    11,425,900      11,425,900       6,348,434         3,564,966
                                                            ----------      ----------      ------------      ----------
CASH FLOWS FROM INVESTMENT
 ACTIVITIES
Purchases of property and equipment ....................    (9,580,339)     (9,580,339)     (4,524,287)       (3,405,256)
Investments other than cash equivalents ................        33,000          33,000         537,384                --
                                                            ----------      ----------      ------------      ----------
Cash used in investment activities .....................    (9,547,339)     (9,547,339)     (3,986,903)       (3,405,256)
                                                            ----------      ----------      ------------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans ...............................    39,132,529      39,132,529      13,269,291         6,388,024
Repayments of bank loans ...............................   (39,476,652)    (39,476,652)    (13,838,018)       (5,617,809)
Interest and related cost payments .....................    (1,771,551)     (1,771,551)     (1,632,095)         (716,609)
                                                           -----------     -----------     -------------      ----------
Cash (used in) provided by financing activities ........    (2,115,674)     (2,115,674)     (2,200,822)           53,606
                                                           -----------     -----------     -------------      ----------
(DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS ......................................      (237,113)       (237,113)        160,709           213,316
Cash and cash equivalents at the beginning of year .....       542,989         542,989         382,280           168,964
                                                           -----------     -----------     -------------      ----------
CASH AND CASH EQUIVALENTS AT THE END
 OF YEAR ...............................................       305,876         305,876         542,989           382,280
                                                           ===========     ===========     =============      ==========

----------------
(1) See Note 1.2.c).

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES


1.1. BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS


     These consolidated financial statements include the accounts of Sullair Argentina Sociedad Anonima and its subsidiary, Sullair San Luis Sociedad Anonima. All material intercompany balances, transactions and profits have been eliminated.


     Sullair Argentina Sociedad Anonima holds 99.99% of the shares of Sullair San Luis Sociedad Anonima. In addition to its participation in Sullair San Luis Sociedad Anonima, Sullair Argentina Sociedad Anonima holds 100% of the shares of Bahian S.A., a company located in Uruguay. Bahian S.A. holds 49% of the shares of Sullair Do Brasil Ltd., a Brazilian company.


     The participation in Bahian S.A. has not been consolidated in view of its low materiality and is shown in the consolidated financial statements under non-current investments, at its cost value. This situation does not give rise to any significant distortion that could affect the valuation and disclosure of the consolidated financial statements.


     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates, and the reported amounts of revenues and expenses during the reporting years. Actual results may differ from these estimates.


1.2. RECOGNITION OF THE EFFECTS OF INFLATION


     a) Pursuant to the restatement methodology established under technical pronouncements issued by the Federacion Argentina de Consejos Profesionales de Ciencias Economicas (Argentine Federation of Professional Councils in Economic Sciences, or "FACPCE"), the consolidated financial statements of Sullair Argentina Sociedad Anonima were stated in constant Argentine pesos through August 31, 1995. To account for the effects of inflation in Argentina and in accordance with Argentine GAAP, prior to September 1, 1995, the Company's financial statements were periodically restated based on the changes in the Precios Mayoristas Nivel General (General Wholesale Price Index, or "WPI"). However, pursuant to resolutions of the Inspeccion General de Justicia (General Inspection of Justice or "IGJ"), Argentine companies are not permitted to reflect the effects of inflation on their financial statements as of any date or for any period after September 1, 1995.


     Accordingly, for fiscal year 1995, Sullair Argentina Sociedad Anonima and Sullair San Luis Sociedad Anonima are required to reflect the effects of inflation on their financial statements through August 31, 1995, but are not permitted to do so for the four-month period ended December 31, 1995 or for subsequent periods. Except for the portion of the fiscal year ended December 31, 1995 prior to August 31, 1995, which has been restated in constant pesos at August 31, 1995, financial data at and for such fiscal year has not been restated in constant pesos. For the years ended December 31, 1997 and 1996, as the change in the WPI since August 31, 1995 has been less than 8%, financial statements prepared in accordance with Argentine GAAP need not be adjusted for inflation after that date. Financial statements that are not restated to reflect the effects of inflation will not include the

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

restatement of non-monetary assets and the net gain or loss (holding gains or losses) on exposure of monetary assets and liabilities to price level changes. In March 1992, the monetary correction system was discontinued for tax purposes in Argentina.


     b) On January 1, 1992 the peso replaced the austral as Argentina's official currency at a convertion rate of 10,000 australes per peso. One peso currently is, and current Argentine law requires that one peso will continue to be, exchangeable for not less than one dollar.


     The following table shows, for the years indicated, certain information regarding the exchange rates for U.S. dollars, expressed in nominal pesos per dollar. The Federal Reserve Bank of New York does not report a non-buying rate for Argentine pesos.



 YEAR ENDED
DECEMBER 31,              HIGH          LOW        AVERAGE(1)     END OF PERIOD
-------------------   -----------   -----------   ------------   --------------
     1995 .........       1.0000        0.9990        0.9995          1.0000
     1996 .........       1.0000        1.0000        1.0000          1.0000
     1997 .........       1.0000        1.0000        1.0000          1.0000

----------------
(1) Average of month-end rates.
SOURCES: CENTRAL BANK--BANCO DE LA NACION ARGENTINA.



     c) The consolidated financial statements of Sullair Argentina Sociedad Anonima at December 31, 1997, as well as the related notes and exhibits, have been prepared in Argentine pesos on the basis of accounting records carried in Argentina in that currency. These financial statements include a column that gives effect to the translation into U.S. dollars of the balances at December 31, 1997. Balances have been translated at the exchange rate at December 31, 1997, indicated in Note 1.2.b).


1.3. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


     The consolidated financial statements have been prepared in accordance with Argentine GAAP and with the requirements of the IGJ, and are presented in Argentine pesos ("P$").


1.4. CASH AND CASH EQUIVALENTS


     In the consolidated statements of cash flows, the Company considers cash and cash equivalents all its highly liquid investments purchased with an original maturity at three months or less.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

1.5. VALUATION CRITERIA


     The principal valuation criteria used in the preparation of the consolidated financial statements are as follows:


     a) Foreign currency


     Assets and liabilities denominated in foreign currency are presented at the nominal value of the foreign currency converted to local currency at year-end exchange rates. Exchange differences have been included in the determination of the net income.


     b) Accounts and other receivables


     Accounts receivable are stated at estimated realizable values and an allowance for doubtful accounts is provided in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. Accounts and other receivables deemed uncollectible by management are charged against the allowance for doubtful accounts at the time of such determination.


     c) Inventories


     Inventories are valued at replacement cost which, in the aggregate, is less than recoverable value on the following basis:


        Imported raw materials and supplies: at replacement cost in the currency of origin converted at the year-end exchange rate plus the percentage of import duties incurred.


        Domestic raw materials and supplies: at replacement cost.


        Imports in progress: at their import cost in the currency of origin converted at the year-end exchange rate plus expenses incurred since the date of origin through each year end.


     d) Property and equipment


     Property and equipment are presented at cost restated through August 31, 1995 (Note 1.2.), less accumulated depreciation.


     Depreciation commences in the month following acquisition or placement of the assets in service and is computed on a straight-line basis over the estimated useful lives of the assets. Aggregate net value does not exceed recoverable value.


     Management considers that there has been no impairment in the carrying value of property and equipment.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     e) Long-term investments


     The government bond of "Argentina Bond" has been valued at its cost, increased on a exponential basis according to the internal rate of return at the time of its incorporation to assets and time elapsed thereafter.


     Equity investment in Bahian S.A. (Note 1.1.)


     f) Administrative and selling expenses


     Administrative and selling expenses are charged to income when incurred.


     g) Employee severance indemnities


     Employee severance indemnities are expensed as paid.


     h) Income tax


     Income taxes are those estimated to be paid for each year. The income tax has been estimated by applying the 33% statutory tax rate to taxable income of the years ended December 31, 1997 and 1996 and the 30% statutory tax rate to taxable income of the year ended December 31, 1995. The resulting amount was charged to income tax in the consolidated statement of income.


     i) Shareholders' equity


     Shareholders' equity accounts have been restated in constant pesos as of the end of each year (Note 1.2.), except for the capital stock account which is stated at nominal value. The adjustment required to restate such value into constant pesos is included in the "Adjustment to capital" account.


     j) Sales, rentals and services recognition


     Sales, rentals and services are recognized on an accrual basis. The Company's revenues are presented net of sales discounts.


     k) Statement of income


     These accounts have been restated on a constant Argentine pesos basis through August 31, 1995 (Note 1.2.), as follows:


     --Accounts accumulating monetary transactions throughout the year (revenues, direct operating costs and non-operating expenses) have been restated as from the month when the transaction took place.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

   --Charges to income related to non-monetary assets reflect their adjustment to restated cost (depreciation of property and equipment), and charges related to materials reflect their adjustment to replacement cost.


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS



                                                                            YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------
                                                                    1997             1997              1996
                                                               --------------   --------------   ---------------
                                                                   US$(1)                      P$
                                                               --------------   --------------------------------
   BALANCE SHEETS
   CURRENT ASSETS
   a) Accounts receivable
     Trade receivable ......................................     11,359,844       11,359,844         7,577,756
     Notes receivable ......................................      2,009,205        2,009,205         3,099,894
     Export letters receivable .............................        864,046          864,046         1,462,404
     Less: Allowance for doubtful account (Note 4) .........       (271,724)        (271,724)       (1,606,825)
                                                                 ----------       ----------        ----------
                                                                 13,961,371       13,961,371        10,533,229
                                                                 ==========       ==========        ==========
   b) Other receivables
     Recoverable taxes .....................................      1,399,761        1,399,761         2,055,431
     Advances to employees .................................        132,078          132,078            72,173
     Prepaid expenses ......................................        355,698          355,698           225,731
     Commissions receivable ................................        165,228          165,228            73,917
     Prepaid insurance .....................................        196,362          196,362           106,743
     Loans to Directors ....................................         34,651           34,651         1,348,933
     Others ................................................         37,439           37,439           688,848
     Export credit bonds ...................................             --               --           122,816
                                                                 ----------       ----------        ----------
                                                                  2,321,217        2,321,217         4,694,592
                                                                 ==========       ==========        ==========
   c) Inventories
     Finished goods ........................................      7,458,646        7,458,646         7,919,539
     Manufactured materials ................................      2,505,660        2,505,660         1,795,516
     Supplies in transit ...................................      2,427,091        2,427,091         1,856,765
     Advances to suppliers .................................        296,242          296,242            25,106
                                                                 ----------       ----------        ----------
                                                                 12,687,639       12,687,639        11,596,926
                                                                 ==========       ==========        ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                                1997            1997            1996
                                                           -------------   -------------   -------------
                                                               US$(1)                   P$
                                                           -------------   -----------------------------
   NON-CURRENT ASSETS
   d) Other receivables
     Receivables due to the partial suspension of the
       tax credit ......................................        41,396          41,396          41,396
     Credits Decree No. 2054/92--VAT Purchases .........       608,604         608,604         608,604
                                                               -------         -------         -------
     Subtotal (Note 7.b)) ..............................       650,000         650,000         650,000
     Other tax credits .................................         7,658           7,658           7,658
                                                               -------         -------         -------
                                                               657,658         657,658         657,658
                                                               =======         =======         =======
   e) Long-term investments
     Bahian S.A. .......................................       199,756         199,756         199,756
     Argentina Bond ....................................        34,000          34,000          67,000
                                                               -------         -------         -------
                                                               233,756         233,756         266,756
                                                               =======         =======         =======
   CURRENT LIABILITIES
   f) Accounts payable
     Trade
      Suppliers ........................................    10,627,915      10,627,915      12,379,320
      Related companies ................................     1,109,854       1,109,854         758,958
                                                            ----------      ----------      ----------
                                                            11,737,769      11,737,769      13,138,278
                                                            ==========      ==========      ==========
   g) Short-term bank borrowings (Note 5)
     Banks
      Overdrafts .......................................       596,176         596,176         211,165
      Unsecured notes ..................................     6,017,554       6,017,554       8,100,731
                                                            ----------      ----------      ----------
                                                             6,613,730       6,613,730       8,311,896
                                                            ==========      ==========      ==========
   NON-CURRENT LIABILITIES
   h) Long-term bank borrowings
     Banks
      Unsecured notes ..................................     5,342,376       5,342,376       3,560,501
                                                            ==========      ==========      ==========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

     i) Aging breakdown of balance sheet accounts (amounts expressed in P$)



                                                                        NOT DUE
                                       -------------------------------------------------------------------------
                                           1ST         2ND          3RD        4TH         2ND
ITEMS                                    QUARTER     QUARTER      QUARTER    QUARTER      YEAR         TOTAL
-------------------------------------- ----------- ----------- ------------ --------- ------------ -------------
   ASSETS
   Accounts receivable ...............  8,697,997   5,202,381     332,717         --          --    14,233,095
   Other receivables .................    731,402     866,588     670,226     53,001     657,658     2,978,875
                                        ---------   ---------     -------     ------     -------    ----------
   Total assets ......................  9,429,399   6,068,969   1,002,943     53,001     657,658    17,211,970
                                        =========   =========   =========     ======     =======    ==========
   LIABILITIES
   Accounts payable ..................  5,519,884   6,217,885          --         --          --    11,737,769
   Notes payable to banks(1) .........  3,181,602   1,771,986     889,308    770,834   5,342,376    11,956,106
   Social security charges ...........    274,995          --          --         --          --       274,995
   Accrued taxes .....................    162,041     897,168          --         --          --     1,059,209
   Advances from customers ...........    116,978          --          --         --          --       116,978
                                        ---------   ---------   ---------    -------   ---------    ----------
   Total liabilities .................  9,255,500   8,887,039     889,308    770,834   5,342,376    25,145,057
                                        =========   =========   =========    =======   =========    ==========

----------------
(1) Corresponding to an annual rate of 7.70%.


                                                                     YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------------------
                                                  1997               1997               1996               1995
                                            ----------------   ----------------   ----------------   ----------------
                                                 US$(1)                                  P$
                                            ----------------   ------------------------------------------------------
   STATEMENTS OF INCOME
   j) Net revenues
     Sales, rentals and services
      Sales .............................       37,403,570         37,403,570         25,000,149         25,067,779
      Rentals and services ..............       20,673,613         20,673,613         14,927,114         10,433,168
      Discounts .........................         (754,894)          (754,894)          (559,026)          (203,396)
                                                ----------         ----------         ----------         ----------
                                                57,322,289         57,322,289         39,368,237         35,297,551
                                                ==========         ==========         ==========         ==========
   k) Cost of sales, rentals and services
     Sales ..............................      (31,074,571)       (31,074,571)       (19,739,648)       (19,566,701)
     Rentals and services ...............      (13,012,289)       (13,012,289)        (9,411,754)        (8,529,926)
                                               -----------        -----------        -----------        -----------
                                               (44,086,860)       (44,086,860)       (29,151,402)       (28,096,627)
                                               ===========        ===========        ===========        ===========
   l) Financial expenses
     On assets ..........................          670,402            670,402            998,317            (19,979)
     On liabilities .....................       (1,788,856)        (1,788,856)        (2,543,541)          (905,622)
                                               -----------        -----------        -----------        -----------
                                                (1,118,454)        (1,118,454)        (1,545,224)          (925,601)
                                               ===========        ===========        ===========        ===========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 3--PROPERTY AND EQUIPMENT


                                                               YEAR ENDED DECEMBER 31, 1997
                                                   ----------------------------------------------------
                                                    AVERAGE
                                          USEFUL    ANNUAL     ORIGINAL      ACCUMULATED     NET BOOK      NET BOOK
                                           LIVES     RATE        VALUE      DEPRECIATION       VALUE         VALUE
                                         --------  --------  ------------  --------------  ------------  ------------
                                           YEARS       %                         P$                         US$(1)
                                         --------  --------  ------------------------------------------  ------------
Fixed assets
  Land ................................      --       --      2,638,964              --     2,638,964     2,638,964
  Buildings ...........................      50        2      3,740,035         713,284     3,026,751     3,026,751
  Fixtures ............................      50        2        273,077          38,650       234,427       234,427
  Vehicles ............................       5       20      1,917,016       1,308,577       608,439       608,439
  Machines and equipment ..............      10       10      1,119,784         771,071       348,713       348,713
  Office and equipment ................      10       10      1,004,644         558,161       446,483       446,483
  Other ...............................       4       25      1,393,747       1,050,953       342,794       342,794
                                                              ---------       ---------     ---------     ---------
Subtotal ..............................                      12,087,267       4,440,696     7,646,571     7,646,571
Rental machines and equipment .........       5       20     17,838,062       8,161,271     9,676,791     9,676,791
Fixed assets investment Petrolera
  Argentina San Jorge S.A. ............     12.5       8     11,908,436       2,754,112     9,154,324     9,154,324
                                                             ----------       ---------     ---------     ---------
Total .................................                      41,833,765      15,356,079    26,477,686    26,477,686
                                                             ==========      ==========    ==========    ==========

----------------
(1) See Note 1.2.c).


     Depreciation for 1997 amounted to P$6,360,947 of which P$6,107,952 was allocated to "Cost of sales, rentals and services"; P$126,497 to "Administrative expenses" and P$126,498 to "Selling expenses".

                                                               YEAR ENDED DECEMBER 31, 1996
                                                         ----------------------------------------
                                                          AVERAGE
                                               USEFUL     ANNUAL      ORIGINAL       ACCUMULATED      NET BOOK
                                                LIVES      RATE         VALUE       DEPRECIATION        VALUE
                                              --------   --------   ------------   --------------   ------------
                                                YEARS        %                   P$
                                              --------   --------   -----------------------------
Fixed assets
  Land ....................................       --        --       2,638,964               --      2,638,964
  Buildings ...............................       50         2       3,348,076          638,484      2,709,592
  Fixtures ................................       50         2         265,812           33,189        232,623
  Vehicles ................................        5        20       1,632,683        1,079,824        552,859
  Machines and equipment ..................       10        10         962,189          685,937        276,252
  Office and equipment ....................       10        10         780,130          481,577        298,553
  Other ...................................        4        25       1,212,486        1,010,100        202,386
                                                                     ---------        ---------      ---------
Subtotal ..................................                         10,840,340        3,929,111      6,911,229
Rental machines and equipment .............        7        14      12,178,247        4,675,613      7,502,634
Fixed assets investment Petrolera Argentina
  San Jorge S.A. ..........................      12.5        8      11,725,018        1,436,022     10,288,996
                                                                    ----------        ---------     ----------
Total .....................................                         34,743,605       10,040,746     24,702,859
                                                                    ==========       ==========     ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 3--PROPERTY AND EQUIPMENT--(CONTINUED)

     Depreciation for 1996 amounted to P$3,272,048; of which P$3,133,470 was allocated to "Cost of sales, rentals and services"; P$55,491 to "Administrative expenses" and P$69,140 to "Selling expenses" and P$13,947 to "Other".


NOTE 4--ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                          1997                  1997                1996
                                                    ---------------   -----------------------   ------------
                                                         US$(1)                         P$
                                                    ---------------   --------------------------------------
   Balance at the beginning of the year .........       1,606,825             1,606,825          1,309,587
   Increase .....................................         300,176               300,176            307,633
   Decrease .....................................      (1,635,277)           (1,635,277) (2)       (10,395)
                                                       ----------            ----------          ---------
   Balance at the end of the year ...............         271,724               271,724          1,606,825
                                                       ==========            ==========          =========

----------------
(1) See Note 1.2.c).
(2) Until the year ended December 31, 1996 the Company held in its accounts receivable an amount of long-outstanding bad debts which was offset by a corresponding allowance. During 1997 the Company reduced the bad debt allowance by P$1,635,277 with a corresponding reduction in the related accounts receivable. This adjustment has had no impact on results for the year.


NOTE 5--SHORT-TERM BANK BORROWINGS


                                                          YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------
                                                   1997             1997             1996
                                              --------------   --------------   --------------
                                                  US$(1)                     P$
                                              --------------   -------------------------------
   Credit balances with banks .............        596,176          596,176          211,165
   Loans ..................................      6,017,554        6,017,554        8,100,731
                                                 ---------        ---------        ---------
                                                 6,613,730        6,613,730        8,311,896
                                                 =========        =========        =========
   Weighted average interest rate .........           7.70%            7.70%            9.50%

----------------
(1) See Note 1.2.c).


NOTE 6--TRANSACTIONS WITH RELATED PARTIES


                                        YEAR ENDED DECEMBER 31,
                                  ------------------------------------
                                      1997          1997        1996
                                  -----------   -----------   --------
                                     US$(1)               P$
                                  -----------   ----------------------
   Sullair Corporation(2)
     Accounts payable .........   1,109,854     1,109,854     758,958
                                  =========     =========     =======

----------------
(1) See Note 1.2.c).
(2) Sullair Argentina Sociedad Anonima and Sullair San Luis Sociedad Anonima buy Sullair Corporation machines and equipment.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA


     a) The fiscal benefits obtained by Sullair San Luis Sociedad Anonima under the industrial promotion regime were substituted as established by Decree No. 2054/92 of the National Government. These benefits are currently ruled by a DGI (tax authorities) computerized current account which can be applied, up to a maximum per year, to the payment of tax obligations corresponding to the remaining years of the project.


     Accordingly, these benefits are accounted for under the accrual basis once the Company complies with the obligations that produce the benefit. During the year ended December 31, 1997 Sullair San Luis Sociedad Anonima has used US$629,000 from the computerized current account, accounted in the consolidated statement of income under the "Other non-operating income net" line, and "current other receivable--recoverable taxes" (Note 2.b.).


     b) In accordance with Decree No. 2054/92, the companies which were exempt from payment of VAT on purchases until Decree No. 435/90 was annulled were granted a tax credit for an amount equivalent to the tax paid to suppliers of raw material and semi-manufactured products from April 1, 1990 up to November 30, 1992. Decree No. 2054/92 also established the maximum amount of the tax credit to be recognized which cannot be exceeded. Despite the total amount of the VAT credit paid during the abovementioned period by Sullair San Luis Sociedad Anonima amounted to US$ 1,599,128, the Company management believes that, although the Company is entitled to file claims, the amount to be credited by the DGI in accordance with the provisions of the abovementioned decree will not exceed US$650,000. This amount is shown as a receivable (see
Note 2d) and was charged to income in previous years, as the benefits were accrued.


     During June 1995, in compliance with the terms of DGI Resolutions Nos. 3838 and 3905, Sullair San Luis Sociedad Anonima applied to this authority for the fiscal credit certificates. The DGI has resolved to grant $232,144.68 as an anticipated refund without recognizing the origin of the credit requested under the terms of General Resolution No. 3838, pursuant to the provisions of General Resolution No. 4182 by virtue of the period of suspension of the promotion benefits implemented by sections IV and V of Law No. 23697 and complementary regulations. The DGI has not as yet issued any opinion as regards General Resolution No. 3905.


NOTE 8--CONTRACT WITH PETROLERA ARGENTINA SAN JORGE S.A.


     During March 1995, the Company signed a contract with Petrolera Argentina San Jorge S.A. for a term of 10 years for the execution of work for the expansion of the power station located at the "El Trapial" field in the province of Neuquen, and for the providing of an electricity supply service that includes the making available of certain turbo-generators and power plants, as well as their maintenance and commissioning.


     In fiscal 1997, income has been generated for approximately US$4,107,113 and costs have been generated for approximately US$1,721,770.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 9--EXTRAORDINARY RESULTS


     In 1996, during the execution of work carried out under the agreement with Petrolera Argentina San Jorge S.A., the Company incurred in extraordinary costs in the amount, net of the effect of income taxes, of P$ 709,666, from the incorporation of equipment of a higher standard than originally planned to improve service and client attention, as well as in the absorption of unplanned expenditure during the construction and development stage of this new business.



NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA


     The consolidated financial statements have been prepared in accordance with Argentine GAAP, which differ in certain significant respects from US GAAP. The significant differences as at and for the years ended December 31, 1997, 1996 and 1995 are reflected in the reconciliations provided in Note 11 and principally relate to the items discussed in the following paragraphs:


     a) Restatement of financial statements for general price-level changes


     The Argentine GAAP consolidated financial statements of the Company were restated through August 31, 1995 and updated through August 31, 1995 price-levels to reflect the effects of inflation in accordance with specified rules as more fully explained in Note 1.2.


     In most circumstances, US GAAP do not allow for the restatement of financial statements. Under US GAAP, account balances and transactions are generally stated in the units of currency of the year when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. However, as the economy of Argentina experienced periods of significant inflation prior to September 1995, the presentation of the consolidated financial statements restated for general price-level changes is substantially similar to the methodology prescribed by Accounting Principles Board Statement ("APB") No. 3, "Financial Statements Restated for General Price Level Changes". This statement requires that companies operating in hyper-inflationary environments in which inflation has exceeded 100% over the last three years and which report in local currency restate their financial statements on the basis of a general price-level index. August 1993 was the first month in which the rate of inflation in Argentina, as measured by the WPI, was below 100% for the first time in 36 consecutive months since the release of Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency--Translation". The US GAAP reconciliation does not reverse the effects of the general price-level restatement included in the Argentine GAAP financial statements through August 31, 1995.


     b) Presentation of the parent company financial statements


     Argentine GAAP require companies with controlling financial interest in other companies to present both parent company, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent financial statements are not included.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     c) Capitalized interest


     Argentine GAAP do not require capitalization of interest on work in progress. Under US GAAP interest incurred on working progress should be capitalized as part of the cost of acquiring the assets until placed into service. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.


     d) Advances to suppliers


     Under Argentine GAAP, funds advanced to suppliers are capitalized and included under Property and equipment prior to purchase and specific identification. Under US GAAP these funds are treated as a deposit until the related assets procured by such funds have been purchased and specifically identified. Accordingly, such funds are generally classified as "Other assets".



     However, due to the nature of such funds and their relative immateriality to the consolidated financial statements taken as a whole (Note 3), the quantitative difference between Argentine and US GAAP would be a reclassification from Property and equipment to Other assets and, accordingly, it does not affect the reconciliation of net income and shareholders' equity in
Note 11.


     e) Recoverability of long-lived assets to be held and used in the business



     Management reviews long-lived assets, primarily Property and equipment, to be held and used in the business, and Long-term investments for the purposes of determining and measuring impairment. Under US GAAP, SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires a company to review assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.


     Management estimates that there is no significant impairment of assets.


     f) Vacation accrual


     Under Argentine GAAP, there are no specific requirements governing the recognition of accruals for vacations. The accepted practice in Argentina is to expense vacation when taken and to accrue only the amount of vacation in excess of normal remuneration.


     Under US GAAP, vacation expense is fully accrued in the year the employee renders service to earn such vacation. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     g) Income taxes


     Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability. When income and expense recognition for financial statement purposes does not occur in the same period as income and expense recognition for tax purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.


     Under US GAAP, the liability method is used to calculate the income tax provision. Under the liability method, deferred tax assets or liabilities are recognized with a corresponding charge or credit to income for differences between the financial and tax basis of assets and liabilities at each year-end. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.


     h) Severance indemnities


     US GAAP require the accrual of liability for certain post-employment benefits if they are related to services already rendered, are related to rights that accumulate or vest, or are likely to be paid and can be reasonable estimated.


     As described in Note 1.5.g), the Company expenses severance indemnities when paid. Under Argentine law, the Company is required to pay a minimum severance indemnity based on years of service and age when an employee is dismissed without adequate justification. While the Company expects to make severance payments in the future, it is unable to reasonably estimate the amount of liability, if any, at the present time. As a result, no adjustment has been made in the US GAAP reconciliation.


     i) Inventories


     As described in Note 1.5.c) the Company values its inventories at replacement cost. Under US GAAP inventories are to be valued at the lower of cost or realizable value. There are no material differences between the replacement cost and the US GAAP cost. As a result, no adjustment has been made in the US GAAP reconciliation.


     j) Extraordinary items


     Unplanned expenditures during the construction of the project described in
Note 9 are included as an extraordinary loss under Argentine GAAP.


     This concept does not qualify as an extraordinary item under US GAAP.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 11--RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US
         GAAP


     The following is a summary of the significant adjustments to net income and shareholders' equity for the years ended December 31, 1997, 1996 and 1995, which would be required if US GAAP were applied instead of Argentine GAAP in the financial statements.



                                                   YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------------
                                             1997                          1997
                                 ----------------------------- -----------------------------
                                            US$(1)                          P$
                                 ----------------------------- -----------------------------
                                      NET       SHAREHOLDERS'       NET       SHAREHOLDERS'
                                     INCOME         EQUITY         INCOME         EQUITY
                                 ------------- --------------- ------------- ---------------
AMOUNTS PER
  ACCOMPANYING
  FINANCIAL STATEMENTS .........   5,019,918     31,566,796      5,019,918     31,566,796
US GAAP ADJUSTMENTS
Deferred income tax ............      74,911        (79,187)        74,911        (79,187)
Vacation accrual ...............     (29,738)      (399,033)       (29,738)      (399,033)
Capitalized interest ...........       7,486         16,104          7,486         16,104
                                   ---------     ----------      ---------     ----------
AMOUNTS UNDER
  US GAAP ......................   5,072,577     31,104,680      5,072,577     31,104,680
                                   =========     ==========      =========     ==========



                                          YEAR ENDED DECEMBER 31,
                                 ------------------------------------------
                                             1996                  1995
                                 ----------------------------- ------------
                                                     P$
                                 ------------------------------------------
                                      NET       SHAREHOLDERS'       NET
                                     INCOME         EQUITY        INCOME
                                 ------------- --------------- ------------
AMOUNTS PER
  ACCOMPANYING
  FINANCIAL STATEMENTS .........   2,614,066     26,546,878     1,894,371
US GAAP ADJUSTMENTS
Deferred income tax ............     134,320       (154,098)       90,063
Vacation accrual ...............      54,092       (369,295)      (23,387)
Capitalized interest ...........     (11,428)         8,618        20,046
                                   ---------     ----------     ---------
AMOUNTS UNDER
  US GAAP ......................   2,791,050     26,032,103     1,981,093
                                   =========     ==========     =========

----------------
(1) See Note 1.2.c).


NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS


     a) Income taxes


     The Company's deferred income taxes under US GAAP are comprised as follows:



                                                                   YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------------
                                                     1997           1997            1996            1995
                                                 ------------   ------------   -------------   -------------
                                                    US$(1)                           P$
                                                 ------------   --------------------------------------------
   Deferred tax assets
     Allowance for doubtful accounts .........           --             --           8,416              --
     Fixed assets ............................       11,686         11,686          11,686          46,870
                                                     ------         ------          ------          ------
                                                     11,686         11,686          20,102          46,870
   Deferred tax liabilities
     Other receivables .......................      (90,873)       (90,873)       (174,200)       (335,288)
                                                    -------        -------        --------        --------
                                                    (90,873)       (90,873)       (174,200)       (335,288)
                                                    -------        -------        --------        --------
   Net deferred tax assets ...................      (79,187)       (79,187)       (154,098)       (288,418)
                                                    =======        =======        ========        ========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     The provision for income taxes computed in accordance with US GAAP differs from that computed at the statutory tax rate (December 31, 1997 and 1996: 33%; December 31, 1995: 30%) as follows:



                                                                      YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------
                                                        1997            1997            1996            1995
                                                   -------------   -------------   -------------   -------------
                                                       US$(1)                           P$
                                                   -------------   ---------------------------------------------
   Income tax expense (benefit) at statutory
    tax rate on pretax income in accordance
    with US GAAP ...............................     2,313,367       2,313,367       1,133,778         657,482
   Change of statutory income tax rate .........            --              --          28,842              --
   Fixed assets(2) .............................      (168,171)       (168,171)       (293,076)       (259,341)
   Permanent differences(3) ....................      (207,570)       (207,570)       (224,902)       (187,626)
                                                     ---------       ---------       ---------        --------
   Income tax expense (benefit) in accordance
    with US GAAP ...............................     1,937,626       1,937,626         644,642         210,515
                                                     =========       =========       =========        ========

----------------
(1) See Note 1.2.c).
(2) Effects of differing price-level adjustments for tax and financial statement purposes.
(3) Fiscal benefits obtained by Sullair San Luis Sociedad Anonima (see Note
    7.a)).



     b) Supplementary cash flow information


     Cash and cash equivalents at the end of each year comprises:



                                                         YEAR ENDED DECEMBER 31,
                                               --------------------------------------------
                                                  1997        1997        1996       1995
                                               ---------   ---------   ---------   --------
                                                 US$(1)                   P$
                                               ---------   --------------------------------
   Cash and banks ..........................   305,876     305,876     542,989     382,280
                                               -------     -------     -------     -------
   Total cash and cash equivalents .........   305,876     305,876     542,989     382,280
                                               =======     =======     =======     =======

----------------
(1) See Note 1.2.c).


     The Company has included all highly liquid investments, having an original maturity which does not exceed 3 months as from the year, in cash and cash equivalents.


     The Company has applied the indirect method in order to reconcile net income of each year with the cash flow provided by operating activities.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     Breakdown of amounts paid during the years is as follows:



                             YEAR ENDED DECEMBER 31,
                          -----------------------------
                            1997       1997       1996
                          --------   --------   -------
                           US$(1)            P$
                          --------   ------------------
   Income tax .........   14,646     14,646     43,820
                          ======     ======     ======

     Main non-cash transactions


     Main non-cash transactions, consequently eliminated in the Statement of cash flows, are the following:



                                                                   YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------
                                                         1997          1997          1996         1995
                                                     -----------   -----------   -----------   ----------
                                                        US$(1)                       P$
                                                     -----------   --------------------------------------
   Fixed assets acquisitions financed by loans and
    accounts payable .............................           --            --    5,763,979     6,081,494
                                                      ---------     ---------    ---------     ---------
                                                             --            --    5,763,979     6,081,494
                                                      =========     =========    =========     =========

----------------
(1) See Note 1.2.c).


     Main investing activities


     Proceeds from investments other than cash equivalents are as follows:



                                              YEAR ENDED DECEMBER 31,
                                    -------------------------------------------
                                      1997        1997        1996       1995
                                    --------   ---------   ---------   --------
                                     US$(1)                   P$
                                    --------   --------------------------------
   Current investments ..........        --         --      504,387         --
    1998 Argentina Bond .........    33,000     33,000       33,000    --
                                     ------     ------      -------    -------
   Total ........................    33,000     33,000      537,387    --
                                     ======     ======      =======    =======

----------------
(1) See Note 1.2.c).


     The Company has no cash balances in currency other than U.S. dollars. Since the exchange rates remained unchanged for the years ended December 31, 1997, 1996 and 1995, no foreign exchange gains/losses shall be adjusted for US GAAP purposes.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     c) Fair value of financial instruments


     In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value.


     For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying values of the Companies' financial instruments as of December 31, 1997, 1996 and 1995 approximate management's best estimate of their fair values. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:


   --The fair value of certain financial assets carried at cost, including cash, short-term investments, trade receivables and other current assets is considered to approximate their respective carrying value due to their short-term nature.


   --The fair value of accounts payable and accrued liabilities, short-term bank borrowings, tax payable and other current liabilities is considered to approximate their respective carrying value due to their short-term nature.


     d) Financial instruments with off-balance sheet risk and concentrations of credit risk


     The Company has not used financial instruments to hedge its exposure to fluctuations in foreign currency exchange or interest rates and, accordingly, has not entered into transactions that create off-balance sheet risks associated with such financial instruments.


     Accounts receivable substantially comprise balances with a large number of clients. Management does not believe significant concentrations of credit risk exist.


NOTE 13--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED


     In June 1997, the Financial Accounting Board issued its Statement No. 130, "Reporting Comprehensive Income". Among other provisions, SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. Management does not expect the adoption of SFAS No. 130 to have material impact on its financial statements.


     In June 1997, Statement No. 131 ("SFAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, was issued. SFAS 131 establishes standards for the way that public companies disclose selected information about operating segments in annual financial statements and requires that those companies disclose selected information about segments in interim financial reports issued to

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 13--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED--(CONTINUED)

shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Accordingly, the Company is not required to adopt SFAS 131 until the fiscal year ending December 31, 1998. SFAS 131 relates solely to disclosure provisions, and therefore will not have any effect on the results of operations, financial position and cash flows of the Company.


                                *  *  *  *  *  *

                  SULLAIR ARGENTINA SOCIEDAD ANONIMA AND ITS
                 SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA



                          CONSOLIDATED BALANCE SHEETS


(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)


                                                                   MARCH 31, 1998
                                                            ----------------------------
                                                               US$ (1)           P$
                                                            -------------   ------------
                                                             (UNAUDITED)     (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and banks ..........................................       344,123        344,123
Accounts receivable (Note 2.a) ..........................    14,498,228     14,498,228
Other receivables (Note 2.b) ............................     2,442,660      2,442,660
Inventories (Note 2.c) ..................................    13,831,892     13,831,892
                                                             ----------     ----------
Total current assets ....................................    31,116,903     31,116,903
                                                             ----------     ----------
NON-CURRENT ASSETS
Other receivables (Note 2.d) ............................       657,658        657,658
Long-term investments (Note 2.e) ........................       233,756        233,756
Property and equipment, net (Note 3) ....................    26,959,096     26,959,096
Other ...................................................        67,374         67,374
Total non-current assets ................................    27,917,884     27,917,884
                                                             ----------     ----------
Total assets ............................................    59,034,787     59,034,787
                                                             ==========     ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 2.f) .............................     9,157,739      9,157,739
Short-term bank borrowings (Note 2.g) ...................    12,899,000     12,899,000
Taxes payables ..........................................     1,716,578      1,716,578
Payroll and social security .............................       159,339        159,339
Dividends payable .......................................       787,500        787,500
Other ...................................................        28,659         28,659
                                                             ----------     ----------
Total current liabilities ...............................    24,748,815     24,748,815
                                                             ----------     ----------
NON-CURRENT LIABILITIES
Long-term bank borrowings (Note 2.h) ....................     4,453,067      4,453,067
                                                             ----------     ----------
Total non-current liabilities ...........................     4,453,067      4,453,067
                                                             ----------     ----------
Total liabilities .......................................    29,201,882     29,201,882
                                                             ----------     ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY ............           758            758
                                                             ----------     ----------
SHAREHOLDERS' EQUITY (as per related statement) .........    29,832,147     29,832,147
                                                             ----------     ----------
Total liabilities and shareholders' equity ..............    59,034,787     59,034,787
                                                             ==========     ==========

----------------
(1) See Note 1.2.c)








The accompanying notes are an integral part of these consolidated financial statements.

                  SULLAIR ARGENTINA SOCIEDAD ANONIMA AND ITS
                  SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA



                       CONSOLIDATED STATEMENTS OF INCOME
           for the three-month periods ended March 31, 1998 and 1997


(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)


                                                                                           MARCH 31,
                                                                      ---------------------------------------------------
                                                                            1998              1998              1997
                                                                      ---------------   ---------------   ---------------
                                                                          US$ (1)                      P$
                                                                      ---------------   ---------------------------------
                                                                        (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
Net sales, rentals and services (Note 2.j) ........................      13,199,362        13,199,362        11,855,620
Operating costs
 Cost of sales, rentals and services (Note 2.k) ...................      (9,171,586)       (9,171,586)       (8,720,234)
 Administrative expenses ..........................................        (397,671)         (397,671)         (316,800)
 Selling expenses .................................................        (728,005)         (728,005)         (634,734)
 Other ............................................................         (75,000)          (75,000)          (67,271)
                                                                         ----------        ----------        ----------
Operating income ..................................................       2,827,100         2,827,100         2,116,581
Non-operating income (expenses) ...................................
Financial expenses (Note 2.l) .....................................        (315,942)         (315,942)         (350,567)
Other non-operating income, net (Note 7) ..........................          72,126            72,126            52,154
                                                                         ----------        ----------        ----------
Income before taxes and minority interest .........................       2,583,284         2,583,284         1,818,168
Income tax ........................................................        (817,902)         (817,902)         (578,800)
                                                                         ----------        ----------        ----------
Income before minority interest ...................................       1,765,382         1,765,382         1,239,368
Minority interest in results of consolidated subsidiaries .........             (31)              (31)              (38)
                                                                         ----------        ----------        ----------
Net income for the period .........................................       1,765,351         1,765,351         1,239,330
                                                                         ==========        ==========        ==========

----------------
(1) See Note 1.2.c)






The accompanying notes are an integral part of these consolidated financial statements.

                  SULLAIR ARGENTINA SOCIEDAD ANONIMA AND ITS
                  SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA



           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY for the three-month period ended March 31, 1998


(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)


                                                                                  EARNINGS
                                                       ADJUSTMENTS    ---------------------------------
                                                       TO CAPITAL                        UNAPPROPRIATED        TOTAL
                                          CAPITAL         STOCK                             RETAINED       SHAREHOLDERS'
                                           STOCK      (NOTE 1.5 I)     LEGAL RESERVE        EARNINGS          EQUITY
                                         ---------   --------------   ---------------   ---------------   --------------
At January 1, 1998 ...................    86,000         12,723            26,708          31,441,365       31,566,796
Dividends ............................        --             --                --          (3,500,000)      (3,500,000)
Net income for the period ............        --             --                --           1,765,351        1,765,351
                                          ------         ------            ------          ----------       ----------
At March 31, 1998 ....................    86,000         12,723            26,708          29,706,716       29,832,147
                                          ======         ======            ======          ==========       ==========
At March 31, 1998 in US$ (1) .........    86,000         12,723            26,708          29,706,716       29,832,147
                                          ======         ======            ======          ==========       ==========

----------------
(1) See Note 1.2.c)




     The accompanying notes are an integral part of these consolidated financial statements.

                  SULLAIR ARGENTINA SOCIEDAD ANONIMA AND ITS
                  SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA



                      CONSOLIDATED STATEMENT OF CASH FLOWS
           for the three-month periods ended March 31, 1998 and 1997


(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)


                                                                                    MARCH 31,
                                                                        ---------------------------------
                                                                              1998              1997
                                                                        ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period ...........................................       1,765,351         1,239,330
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
  Depreciation ......................................................       1,278,168         1,374,746
  Allowance for doubtful accounts ...................................          75,000            75,000
  Minority interest .................................................              31                38
  Fixed assets disposals ............................................         181,685           385,231
  Taxes on income ...................................................         817,902           578,800
  Financial and holding results on assets other than cash or cash
    equivalents and on liabilities ..................................         181,394           349,414
  Decrease (increase) in assets:
   Accounts receivable ..............................................        (611,857)       (2,477,502)
   Other receivables ................................................        (121,443)        1,794,357
   Inventories ......................................................      (1,144,253)          946,477
  Increase (decrease) in liabilities:
   Accounts payable .................................................      (2,580,030)       (1,244,816)
   Payroll and social security ......................................        (115,656)          (94,485)
   Other liabilities ................................................          28,659             5,515
   Taxes payable ....................................................        (160,527)         (268,844)
   Advances from customers ..........................................        (116,978)         (593,339)
                                                                           ----------        ----------
Cash provided by operations .........................................        (522,554)        2,069,922
                                                                           ----------        ----------
CASH FLOWS FROM INVESTMENT ACTIVITIES
Purchases of property and equipment .................................      (1,941,266)       (3,766,639)
                                                                           ----------        ----------
Cash used in investment activities ..................................      (1,941,266)       (3,766,639)
                                                                           ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans ............................................      11,007,769         5,160,668
Repayments of bank loans ............................................      (5,689,308)       (3,621,068)
Interest and related cost payments ..................................        (103,894)               --
Cash dividends ......................................................      (2,712,500)               --
                                                                           ----------        ----------
Cash provided by financing activities ...............................       2,502,067         1,539,600
                                                                           ----------        ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................          38,247          (157,117)
Cash and cash equivalents at the beginning of the period ............         305,876           542,989
                                                                           ----------        ----------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD ..................         344,123           385,872
                                                                           ==========        ==========

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES


1.1. BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS


     The consolidated financial statements include the accounts of Sullair Argentina Sociedad Anonima and its subsidiary, Sullair San Luis Sociedad Anonima. All material intercompany balances, transactions and profits have been eliminated.


     Sullair Argentina Sociedad Anonima holds 99.99% of the shares of Sullair San Luis Sociedad Anonima. In addition to its participation in Sullair San Luis Sociedad Anonima, Sullair Argentina Sociedad Anonima holds 100% of the shares of Bahian S.A., a company located in Uruguay. Bahian S.A. holds 49% of the shares of Sullair Do Brasil Ltd., a Brazilian company.


     The participation in Bahian S.A. has not been consolidated in view of its low materiality and is shown in the consolidated financial statements under non-current investments, at its cost value. This situation does not give rise to any significant distortion that could affect the valuation and disclosure of the consolidated financial statements.


     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the reported amounts of revenues and expenses during the reporting years. Actual results may differ from these estimates.


1.2. RECOGNITION OF THE EFFECTS OF INFLATION


     a) Pursuant to the restatement methodology established under technical pronouncements issued by the Federacion Argentina de Consejos Profesionales de Ciencias Economicas (Argentine Federation of Professional Councils in Economic Sciences, or "FACPCE"), the consolidated financial statements of the Company were stated in constant Argentine pesos through August 31, 1995. To account for the effects of inflation in Argentina and in accordance with Argentine GAAP, prior to September 1, 1995, the Company's financial statements were periodically restated based on the changes in the Precios Mayoristas Nivel General (General Wholesale Price Index, or "WPI"). However, pursuant to resolutions of the IGJ, Argentine companies are not permitted to reflect the effects of inflation on their financial statements as of any date or for any period after September 1, 1995.


     Accordingly, for fiscal year 1995, the Company is required to reflect the effects of inflation on its financial statements through August 31, 1995, but is not permitted to do so for the four-month period ended December 31, 1995 or for subsequent periods. For the three-month period ended March 31, 1998 and 1997, as the change in the WPI since August 31, 1995 has been less than eight percent, financial statements prepared in accordance with Argentine GAAP need not be adjusted for inflation after that date. Financial statements that are not restated to reflect the effects of inflation will not include the restatement of non-monetary assets and the net gain or loss (holding gains or losses) on exposure of monetary assets and liabilities to price level changes. In March 1992, the monetary correction system was discontinued for tax purposes in Argentina.


     (b) On January 1, 1992 the peso replaced the austral as Argentina's official currency at a conversion rate of 10,000 australes per peso. One peso currently is, and current Argentine law requires that one peso will continue to be, exchangeable for not less than one dollar.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The following table shows, for the periods indicated, certain information regarding the exchange rates for U.S. dollars, expressed in nominal pesos per dollar. The Federal Reserve Bank of New York does not report a non buying rate for Argentine pesos.


 MARCH 31        HIGH          LOW        AVERAGE(1)     END OF PERIOD
----------   -----------   -----------   ------------   --------------
  1997           1.0000        1.0000        1.0000          1.0000
  1998           1.0000        1.0000        1.0000          1.0000

----------------
(1) Average of month-end rates.
SOURCES: CENTRAL BANK: BANCO DE LA NACION ARGENTINA.


     c) The consolidated financial statements of Sullair Argentina Sociedad Anonima at March 31, 1998, as well as the related notes and exhibits, have been prepared in Argentine pesos on the basis of accounting records carried in Argentina in that currency. These financial statements include a column that gives effect to the translation into U.S. dollars of the balances at March 31, 1998. Balances have been translated at the exchange rate at March 31, 1998, indicated in Note 1.2.b).


1.3. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


     The consolidated financial statements have been prepared in accordance with Argentine GAAP and with the requirements of the IGJ and are presented in Argentine pesos ("Ps").


1.4. CASH AND CASH EQUIVALENTS


     In the consolidated statements of cash flows, the Company considers cash and cash equivalents all its highly liquid investments purchased with an original maturity at three months or less.


1.5. VALUATION CRITERIA


     The principal valuation criteria used in the preparation of the consolidated financial statements are as follows:


     a) Foreign currency


     Assets and liabilities denominated in foreign currency are presented at the nominal value of the foreign currency converted to local currency at period-end exchange rates. Exchange differences have been included in the determination of the net income.


     b) Accounts and other receivables


     Receivables are stated at estimated realizable values and an allowance for doubtful accounts is provided in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. Accounts and other receivables deemed uncollectible by management are charged against the allowance for doubtful accounts at the time of such determination.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     c) Inventories


     Inventories are valued at replacement cost, which in the aggregate is less than recoverable value, on the following basis:


     Imported raw materials and supplies: at replacement cost in the currency of origin converted at the period-end exchange rate plus the percentage of import duties incurred;


     Domestic raw materials and supplies: at replacement cost;


     Imports in progress: at their import cost in the currency of origin converted at the period-end exchange rate plus expenses incurred since the date of origin through each period-end.


     d) Property and equipment


     Property and equipment are presented at cost restated through August 31, 1995 (Note 1.2.), less accumulated depreciation.


     Depreciation commences in the month following acquisition or placement of the assets in service and is computed on a straight-line basis over the estimated useful lives of the assets. Aggregate net value does not exceed recoverable value.


     Management considers that there has been no impairment in the carrying value of property and equipment.


     e) Long-term investments


     The government bond or the "Argentina Bond" has been valued at its cost, increased on an exponential basis according to the internal rate of return at the time of its incorporation to assets and time elapsed thereafter.


     Equity investment in Bahian S.A.: see Note 1.1.


     f) Administrative and selling expenses


     Administrative and selling expenses are charged to income when incurred.


     g) Employee severance indemnities


     Employee severance indemnities are expensed as paid.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     h) Income tax


     Income taxes are those estimated to be paid for each period. The income tax has been estimated by applying the 33% statutory tax rate to taxable income of the periods ended March 31, 1998 and 1997. The resulting amount was charged to income tax in the consolidated statement of income.


     i) Shareholders' equity


     Shareholders' equity accounts have been restated in constant pesos as of the end of the period (see Note 1.2.), except for the capital stock account which is stated at nominal value. The adjustment required to restate such value into constant pesos is included in the "Adjustment to capital" account.


     j) Sales, rentals and services recognition


     Revenues are recognized on an accrual basis. The Company's revenues are presented net of sales discounts.


     k) Statement of income


     These accounts have been restated on a constant Argentine pesos basis through August 31, 1995 (Note 1.2.), as follows:


     Accounts accumulating monetary transactions throughout the period (revenues, direct operating costs and non-operating expenses) have been restated as from the month when the transaction took place.


     Charges to income related to non-monetary assets reflect their adjustment to restated cost (depreciation of property and equipment); and charges related to materials reflect their adjustment to replacement cost.


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS

                                                              MARCH 31,
                                                                 1998
                                                            -------------
BALANCE SHEETS
CURRENT ASSETS
a) Accounts receivable
  Trade receivable ......................................    12,305,126
  Notes receivable ......................................     1,580,562
  Export letters receivable .............................       959,264
  Less: Allowance for doubtful account (Note 4) .........      (346,724)
                                                             ----------
                                                             14,498,228
                                                             ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

                                                                            MARCH 31,
                                                                               1998
                                                                          -------------
CURRENT ASSETS (Contd.)
b) Other receivables
  Recoverable taxes ...................................................     1,466,154
  Advances to employees ...............................................       130,378
  Prepaid expenses ....................................................       290,269
  Commissions receivable ..............................................       247,677
  Prepaid insurance ...................................................       130,186
  Loans to Directors ..................................................            --
  Others ..............................................................       177,996
  Export credit bonds .................................................            --
                                                                           ----------
                                                                            2,442,660
                                                                           ==========
c) Inventories
  Finished goods ......................................................     7,067,156
  Manufactured materials ..............................................     3,544,087
  Supplies in transit .................................................     3,147,505
  Advances to suppliers ...............................................        73,144
                                                                           ----------
                                                                           13,831,892
                                                                           ==========
NON-CURRENT ASSETS
d) Other receivables
  Receivables due to the partial suspension of the tax credit .........        41,396
  Credits Decree No. 2054/92--VAT Purchases ...........................       608,604
                                                                           ----------
  Subtotal (Note 7) ...................................................       650,000
  Other tax credits ...................................................         7,658
                                                                           ----------
                                                                              657,658
                                                                           ==========
e) Long-term investments
  Bahian S.A. .........................................................       199,756
  Argentina Bond ......................................................        34,000
                                                                           ----------
                                                                              233,756
                                                                           ==========
CURRENT LIABILITIES
f) Accounts payable
  Trade
   Suppliers ..........................................................     8,066,565
   Related companies ..................................................     1,091,174
                                                                           ----------
                                                                            9,157,739
                                                                           ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

                                           MARCH 31,
                                              1998
                                         -------------
CURRENT LIABILITIES (Contd.)
g) Short-term bank borrowings (Note 5)
 Banks
  Overdrafts .........................       877,620
  Unsecured notes ....................    12,021,380
                                          ----------
                                          12,899,000
                                          ==========
NON-CURRENT LIABILITIES
h) Long-term bank borrowings
  Banks
   Unsecured notes ...................     4,453,067
                                          ==========

i) Aging breakdown of balance sheet accounts



                                                                     NOT DUE
                                   ----------------------------------------------------------------------------
                                    1ST QUARTER     2ND QUARTER     3RD QUARTER     4TH QUARTER       2 YEAR          TOTAL
              ITEMS                -------------   -------------   -------------   -------------   ------------   -------------
ASSETS
Accounts receivable ............     8,843,919       5,219,362         781,671              --             --      14,844,952
Other receivables ..............     1,016,697       1,192,208         233,755              --        657,658       3,100,318
                                     ---------       ---------         -------              --        -------      ----------
Total assets ...................     9,860,616       6,411,570       1,015,426              --        657,658      17,945,270
                                     =========       =========       =========              ==        =======      ==========
LIABILITIES
Accounts payable ...............     4,304,137       4,853,602              --              --             --       9,157,739
Notes payable to banks (1) .....     5,178,608       4,475,467       1,673,373       1,571,552      4,453,067      17,352,067
Social security charges ........       159,339              --              --              --             --         159,339
Accrued taxes ..................       307,245         685,333              --              --        724,000       1,716,578
Other ..........................       816,159              --              --              --             --         816,159
                                     ---------       ---------       ---------       ---------      ---------      ----------
Total liabilities ..............    10,765,488      10,014,402       1,673,373       1,571,552      5,177,067      29,201,882
                                    ----------      ----------       ---------       ---------      ---------      ----------

----------------
(1) Corresponding to an annual rate of 7.70%

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

                                            THREE-MONTH PERIOD ENDED
                                                    MARCH 31,
                                         -------------------------------
                                              1998             1997
                                         --------------   --------------
STATEMENTS OF INCOME
j) Net revenues
  Sales, rentals and services
   Sales .............................      7,723,831        6,700,158
   Rentals and services ..............      5,751,513        5,317,859
   Discounts .........................       (275,982)        (162,397)
                                            ---------        ---------
                                           13,199,362       11,855,620
                                           ==========       ==========
k) Cost of sales, rentals and services
  Sales ..............................     (5,761,536)      (5,773,951)
  Rentals and services ...............     (3,410,050)      (2,946,283)
                                           ----------       ----------
                                           (9,171,586)      (8,720,234)
                                           ==========       ==========
l) Financial expenses
  On assets ..........................         99,745           70,141
  On liabilities .....................       (415,687)        (420,708)
                                           ----------       ----------
                                             (315,942)        (350,567)
                                           ==========       ==========

NOTE 3--PROPERTY AND EQUIPMENT


                                                                                         MARCH 31, 1998
                                               USEFUL       AVERAGE     ------------------------------------------------
                                                LIVES     ANNUAL RATE                        ACCUMULATED      NET BOOK
                                                YEARS          %         ORIGINAL VALUE     DEPRECIATION        VALUE
                                              --------   ------------   ----------------   --------------   ------------
Fixed assets
 Land .....................................       --          --            2,638,964                --      2,638,964
 Buildings ................................       50           2            4,015,114           772,010      3,243,104
 Fixtures .................................       50           2              864,944           760,177        104,767
 Vehicles .................................        5          20            1,917,017         1,389,556        527,461
 Machines and equipment ...................       10          10            1,472,735         1,092,846        379,889
 Office and equipment .....................       10          10            1,034,458           576,491        457,967
 Work in progress .........................        4          25              887,805                --        887,805
                                                                            ---------         ---------      ---------
Subtotal ..................................                                12,831,037         4,591,080      8,239,957
Rental, machines and equipment ............        5          20           18,605,103         8,728,903      9,876,200
Fixed assets investment San Jorge .........      12.5          8           11,911,362         3,068,423      8,842,939
                                                                           ----------         ---------      ---------
Total .....................................                                43,347,502        16,388,406     26,959,096
                                                                           ==========        ==========     ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 4--ALLOWANCE FOR DOUBTFUL ACCOUNTS



                                                    MARCH 31,
                                                      1998
                                                   ----------
Balance at the beginning of the period .........    271,724
Increase .......................................     75,000
Write off ......................................         --
                                                    -------
Balance at the end of the period ...............    346,724
                                                    =======

NOTE 5--SHORT-TERM BANK BORROWINGS



                                              MARCH 31,
                                                 1998
                                           ---------------
Credit balance with banks ..............         877,620
Loans ..................................      12,021,380
                                              ----------
                                              12,899,000
                                              ==========
Weighted average interest rate .........           12.00%

NOTE 6--TRANSACTIONS WITH RELATED PARTIES



                               MARCH 31,
                                 1998
                              ----------
Sullair Corporation
 Accounts payable .........   2,309,326
                              =========

NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA


     a) The fiscal benefits obtained by Sullair San Luis Sociedad Anonima under the industrial promotion regime were substituted as established by Decree No. 2054/92 of the National Government


     These benefits are currently ruled by a DGI (tax authorities) computerized current account which can be applied, up to a maximum per year, to the payment of tax obligations corresponding to the remaining years of the project


     Accordingly, these benefits are accounted for under the accrual basis once the Company complies with the obligations that produce the benefit. During the three-month period ended March 31, 1998 Sullair San Luis Sociedad Anonima has used US$ 72,126 from the computerized current account, accounted in the consolidated statement of income under the "'Other non-operating income net" line, and "current--other receivables--recoverable taxes" (Note 2.b.)


     b) In accordance with Decree No. 2054/92, the companies which were exempt from payment of VAT on purchases until Decree No. 435/90 was annulled were granted a tax credit for an amount equivalent to the tax paid to suppliers of raw material and semi-manufactured products from April 1,

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)



NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA--(CONTINUED)

1990 up to November 30, 1992. Decree No. 2054/92 also established the maximum amount of the tax credit to be recognized which cannot be exceeded. Despite the fact that the total amount of the VAT credit paid during the abovementioned period by Sullair San Luis Sociedad Anonima amounted to US$ 1,599,128, the Company management believes that, although the Company is entitled to file claims, the amount to be credited by the DGI in accordance with the provisions of the abovementioned decree will not exceed US$ 650,000. This amount is shown as a receivable (see Note 2d) and was charged to income in previous years, as the benefits were accrued.


     During June 1995, in compliance with the terms of DGI Resolutions Nos. 3838 and 3905, Sullair San Luis Sociedad Anonima applied to this authority for the fiscal credit certificates. The DGI has resolved to grant $232,144.68 as an anticipated refund without recognizing the origin of the credit requested under the terms of General Resolution No. 3838, pursuant to the provisions of General Resolution No. 4182 by virtue of the period of suspension of the promotion benefits implemented by sections IV and V of Law No. 23697 and complementary regulations. The DGI has not as yet issued any opinion as regards General Resolution No. 3905.


NOTE 8--CONTRACT WITH PETROLERA ARGENTINA SAN JORGE S.A.


     During March 1995, the Company signed a contract with Petrolera Argentina San Jorge S.A. for a term of 10 years for the execution of work for the expansion of the power station located at the "El Trapial" field in the province of Neuquen, and for the providing of an electricity supply service that includes the making available of certain turbo-generators and power plants, as well as their maintenance and commissioning.


NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA


     The consolidated financial statements have been prepared in accordance with Argentine GAAP, which differ in certain significant respects from US GAAP. The significant differences as at and for the three-month periods ended March 31, 1998 and 1997 are reflected in the reconciliations provided in Note 10 and principally relate to the items discussed in the following paragraphs:


     a) Restatement of financial statements for general price-level changes


     The Argentine GAAP consolidated financial statements of the Company were restated through August 31, 1995 and updated through August 31, 1995 price-levels to reflect the effects of inflation in accordance with specified rules as more fully explained in Note 1.2.


     In most circumstances, US GAAP do not allow for the restatement of financial statements. Under US GAAP, account balances and transactions are generally stated in the units of currency of the period

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. However, as the economy of Argentina experienced periods of significant inflation prior to September 1995, the presentation of the consolidated financial statements restated for general price-level changes is substantially similar to the methodology prescribed by Accounting Principles Board Statement ("APB") No. 3, "Financial Statements Restated for General Price-Level--Changes". This Statement requires that companies operating in hyper-inflationary environments in which inflation has exceeded 100% over the last three years and which report in local currency, restate their financial statements on the basis of a general price-level index. August 1993 was the first month in which the rate of inflation in Argentina, as measured by the WPI, was below 100% for 36 consecutive months since the release of Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency--Translation". The US GAAP reconciliation does not reverse the effects of the general price-level restatement included in the Argentine GAAP financial statements through August 31, 1995.


     b) Presentation of the parent company financial statements


     Argentine GAAP requires companies with controlling financial interests in other companies to present both the parent companies, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent financial statements are not included.


     c) Capitalized interest


     Argentine GAAP do not require capitalization of interest on work in progress. Under US GAAP interest incurred on work in progress should be capitalized as part of the cost of acquiring the assets until placed into service. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 10.


     d) Advances to suppliers


     Under Argentine GAAP, funds advanced to suppliers are capitalized and included under Property and equipment prior to purchase and specific identification. Under US GAAP these funds are treated as a deposit until the related assets procured by such funds have been purchased and specifically identified. Accordingly, such funds are generally classified as "Other assets".



     However, due to the nature of such funds and their relative immateriality to the financial statements taken as a whole (Note 3), the quantitative difference between Argentine and US GAAP would be a reclassification from Property and equipment to Other assets and accordingly, it does not affect the reconciliation of net income and shareholders' equity in Note 10.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     e) Recoverability of long-lived assets to be held and used in the business


     Management reviews long-lived assets, primarily property and equipment, to be held and used in the business and long-term investments for the purposes of determining and measuring impairment. Under US GAAP, SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires a company to review assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.


     Management estimates that there is no significant impairment of assets.


     f) Vacation accrual


     Under Argentine GAAP, there are no specific requirements governing the recognition of accruals for vacations. The accepted practice in Argentina is to expense vacation when taken and to accrue only the amount of vacation in excess of normal remuneration.


     Under US GAAP, vacation expense is fully accrued in the year the employee renders service to earn such vacation. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 10.


     g) Income taxes


     Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability. When income and expense recognition for financial statement purposes does not occur in the same period as income and expense recognition for tax purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.


     Under US GAAP, the liability method is used to calculate the income tax provision. Under the liability method, deferred tax assets or liabilities are recognized with a corresponding charge or credit to income for differences between the financial and tax basis of assets and liabilities at each period-end. Accordingly, the reconciling difference for the item is presented in the quantitative reconciliation in Note 10.


     h) Severance indemnities


     US GAAP require the accrual of liability for certain post-employment benefits if they are related to services already rendered, are related to rights that accumulate or vest, or are likely to be paid and can be reasonable estimated.


     As described in Note 1.5.g), the Company expenses severance indemnities when paid. Under Argentine law, the Company is required to pay a minimum severance indemnity based on years of

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)


NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

service and age when an employee is dismissed without adequate justification. While the Company expects to make severance payments in the future, it is unable to reasonably estimate the amount of liability, if any, at the present time. As a result, no adjustment has been made in the US GAAP reconciliation.


     i) Inventories


     As described in Note 1.5. c) the Company values its inventories at replacement cost. Under US GAAP inventories are to be valued at the lower of cost or realizable value. There are no differences between the replacement cost and the US GAAP cost. As a result, no adjustment has been made in the US GAAP reconciliation.


NOTE 10--RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US
         GAAP


     The following is a summary of the significant adjustments to net income and shareholders' equity for the three-month periods ended March 31, 1998 and 1997, which would be required if US GAAP had been applied instead of Argentine GAAP in the financial statements.


                                                     THREE-MONTH PERIOD ENDED MARCH 31,
                                        ------------------------------------------------------------
                                                    1998                            1997
                                        -----------------------------   ----------------------------
                                            NET        SHAREHOLDERS'        NET        SHAREHOLDERS'
                                           INCOME          EQUITY          INCOME         EQUITY
                                        -----------   ---------------   -----------   --------------
   AMOUNTS PER ACCOMPANYING FINANCIAL
    STATEMENTS ......................    1,765,351      29,832,147       1,239,330      27,786,208
   US GAAP ADJUSTMENTS
   Deferred income tax ..............       81,464           2,277         102,538         (51,560)
   Vacation accrual .................      305,823         (93,210)        286,626         (82,669)
   Capitalized interest .............       12,798          28,902             131           8,749
                                         ---------      ----------       ---------      ----------
   AMOUNTS UNDER US GAAP ............    2,165,436      29,770,116       1,628,625      27,660,728
                                         =========      ==========       =========      ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 11--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS


     a) Income taxes


     The Company's deferred income taxes under US GAAP are comprised as follows:



                                                    MARCH 31,
                                                      1998
                                                  ------------
Deferred tax assets
 Other receivables ............................       27,406
 Fixed assets .................................        2,921
                                                      ------
                                                      30,327
                                                      ------
Deferred tax liabilities
 Inventories ..................................      (28,050)
 Accrued payable ..............................           --
                                                     -------
                                                     (28,050)
                                                     -------
Net deferred tax assets (liabilities) .........        2,277
                                                     =======

     The provision for income taxes computed in accordance with US GAAP differs from that computed at the statutory tax rate as follows:



                                                                        MARCH 31,
                                                                           1998
                                                                      -------------
Income tax expense (benefit) at statutory tax rate on pretax income
 in accordance with US GAAP .......................................       957,618
Fixed assets (1) ..................................................      (197,420)
Permanent differences (2) .........................................       (23,760)
                                                                         --------
Income tax expense (benefit) in accordance with US GAAP ...........       736,438
                                                                         ========

----------------
(1) Effects of differing price-level adjustments for tax and financial statement purposes.
(2) Fiscal benefits obtained by Sullair San Luis Sociedad Anonima (see Note 7).


     b) Supplementary cash flow information


     Cash and cash equivalents at the end of each period comprises:



                                             MARCH 31,
                                               1998
                                            ----------
Cash and banks ..........................     344,123
                                              -------
Total cash and cash equivalents .........     344,123
                                              =======

     The Company has included all highly liquid investments, having an original maturity which does not exceed 3 months as from the year, in cash and cash equivalents.


     The Company has applied the indirect method in order to reconcile net income of each period with the cash flow provided by operating activities.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)



NOTE 11--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED) Breakdown of amounts paid during the periods:



                        MARCH 31,
                          1998
                       ----------
Income tax .........      92,034
                          ======

     The Company has no cash balances in currency other than U.S. dollars. Since the exchange rates remained unchanged for the three-month periods ended March 31, 1998 and 1997, no foreign exchange gains/losses shall be adjusted for US GAAP purposes.


     c) Fair value of financial instruments


     In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value.


     For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying values of the Companies' financial instruments as of March 31, 1998 and 1997 approximate management's best estimate of their fair values. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:


     The fair value of certain financial assets carried at cost, including cash, short-term investments, trade receivables and other current assets is considered to approximate their respective carrying value due to their short-term nature.


     The fair value of accounts payable and accrued liabilities, short-term bank borrowings, tax payable and other current liabilities are considered to approximate their respective carrying values due to their short-term nature.


     d) Financial instruments with off-balance sheet risk and concentrations of credit risk


     The Company has not used financial instruments to hedge its exposure to fluctuations in foreign currency exchange or interest rates and, accordingly, has not entered into transactions that create off-balance sheet risks associated with such financial instruments.


     Accounts receivable substantially comprise balances with a large number of clients. Management does not believe significant concentrations of credit risk exist.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED


     In June 1997, the Financial Accounting Board issued its Statement No. 130, "Reporting Comprehensive Income". Among other provisions, SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. Management does not expect the adoption of SFAS No. 130 to have material impact on its financial statements.


     In June 1997, Statement No. 131 ("SFAS 131"), "Disclosures about segment of an Enterprise and Related Information" was issued. SFAS 131 establishes standards for the way that public companies disclose select information about operating segments in annual financial statements and requires that those companies disclose selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and series, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Accordingly, the Company is not required to adopt SFAS 131 until the fiscal year ending December 31, 1998. SFAS 131 relates solely to disclosure provisions, and therefore will not have any effect on the results of operations, financial position and cash flows of the Company.